UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 23, 2015, RegeneRx Biopharmaceuticals, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The votes cast with respect to each item of business presented at the Annual Meeting are as follows:

Proposal No. 1 — The stockholders elected each of the five nominees to the Board of Directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Allan L. Goldstein	31,690,296	768,871	30,691,849
J.J. Finkelstein	31,290,372	1,168,795	30,691,849
Joseph C. McNay	31,766,620	692,547	30,691,849
Mauro Bove	32,034,186	424,981	30,691,849
R. Don Elsey	31,766,555	692,612	30,691,849

Proposal No. 2 — The stockholders adopted the non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers as described in the Company’s 2015 Proxy Statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
31,465,584	762,804	230,779	30,691,849

Proposal No. 3 —The stockholders ratified the appointment of CohnReznick LLP as the Company's Registered Independent Public Accounting Firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
60,278,395	617,493	2,255,128	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer

Date: September 29, 2015